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                                                                       Exhibit 9

[DECHERT LETTERHEAD]



November 1, 2001



Brinson Managed  Investments Trust
51 West 52nd Street
New York, NY 10019-6114



Re:      Brinson Managed Investments Trust
         Post Effective Amendment No. 74 to the
         Registration Statement on Form N-1A ("Registration Statement")


Dear Ladies and Gentlemen:

We have acted as counsel for Brinson Managed Investments Trust (the "Fund"), a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, in connection with the Registration Statement relating to the issuance and sale by the Fund of an indefinite number of its authorized common shares of beneficial interest ("Shares"), in each of its Class A, Class B (consisting of Sub-Class B-1, Sub-Class B-2, Sub-Class B-3, and Sub-Class B-4 shares), Class C, and Class Y under the Securities Act of 1933, as amended and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Fund's Amended and Restated Declaration of Trust, as amended, and its Restated By-Laws, as amended.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Statement of Additional Information of the Registration Statement to be dated as of November 5, 2001, and in any revised or amended versions thereof under the caption "Legal Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.




Very truly yours,



/s/ Dechert